UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Wayne Davis — Chief Executive Officer.  On March 21, 2007 (the “Effective Date”), Vyyo Inc. (the “Registrant”) entered into an Employment Agreement with Wayne Davis, to serve as the Registrant’s Chief Executive Officer (the “Davis Employment Agreement”).  A copy of the Davis Employment Agreement is attached hereto as Exhibit 10.1.

Mr. Davis, age 53, joined Charter Communications Inc. in 2001 and most recently served as Executive Vice President Engineering and Chief Technology Officer. Prior to that time, Mr. Davis served in various capacities at Charter, including Vice President Engineering, Western Division.  Before joining Charter, Mr. Davis served as Vice President of Engineering at Comcast Corporation from 1999 to January 2000, serving as Comcast’s engineering lead in managing the integration and upgrade of plant acquired from Jones Intercable Inc., into the Comcast network.  Mr. Davis joined Jones Intercable, Inc., in 1989 until its acquisition by Comcast.  While at Jones Intercable, Mr. Davis rose from Fund Engineering Director for that company’s Midwest systems to Vice President, Technical Operations and Group Vice President, Engineering.

The Davis Employment Agreement is for a three-year term, with automatic one-year renewals, subject to termination upon prior notice by either party.  Mr. Davis will receive an annual base salary of $300,000, which will be reviewed on or before December 31, 2007 and thereafter based on Mr. Davis’ services and the Registrant’s financial results.  Mr. Davis is eligible to receive employee benefits available to all employees and may become eligible to receive an annual cash bonus up to $300,000 based on performance objectives to be agreed to by Mr. Davis and the Registrant’s Board of Directors.   Mr. Davis also was granted a stock option to purchase 600,000 shares of the Registrant’s common stock subject to the Registrant’s standard vesting for new employees:  25% vest at the one year anniversary of the grant with the remaining vesting in equal monthly installments for the next 36 months.  The exercise price of the stock options is $6.31, the closing price of the Registrant’s common stock on the date of grant.   Mr. Davis accrues 30 days of paid vacation for each calendar year during the term of the Davis Employment Agreement.

If the Davis Employment Agreement is terminated without “Cause” (as defined therein), (a) before the first anniversary of the Effective Date, the Registrant must pay Mr. Davis severance equal to six months of his annual salary (without bonus), (b) after the first anniversary of the Effective Date but on or before the second anniversary of the Effective Date, the Registrant must pay Mr. Davis severance equal to nine months of his annual salary (without bonus), and (c) after the second anniversary of the Effective Date, the Registrant must pay Mr. Davis severance equal to 12 months of his annual salary (without bonus).

If Mr. Davis’ employment is terminated upon a “Change of Control” (as defined in the Davis Employment Agreement), Mr. Davis shall be entitled to (a) in lieu of the severance described in the foregoing paragraph, severance equal to his annual salary plus 100% of his annual target bonus in effect during the year in which a Change of Control occurs; (b) immediate vesting of all unvested stock options; and (c) continuation of life, health, disability, vision, hospitalization, dental and other insurance coverage for one year for Mr. Davis and his spouse and dependent children.  If upon a Change of Control Mr. Davis is offered employment by the Registrant’s successor with responsibilities substantially similar to those in the Davis Employment Agreement and Mr. Davis does not accept the offer, 33.3% of Mr. Davis’ stock options will immediately vest.  If upon a Change of Control Mr. Davis accepts employment by the Registrant’s successor with responsibilities substantially similar to those in the Davis Employment Agreement, 33.3% of  Mr. Davis’ stock options will immediately vest.  If Mr. Davis terminates his employment for Good Reason (as defined in the Davis Employment Agreement) with the Registrant’s successor on or after the six-month anniversary of the Effective Date of the Davis Employment Agreement, all remaining stock options held by Mr. Davis will immediately vest.

James A. Chiddix — Vice Chairman of the Board of Directors.  On March 21, 2007, the Registrant’s Board of Directors increased the authorized number of directors from nine to 10 directors and, upon recommendation of the Registrant’s Nominating Committee, elected James A. Chiddix to fill the newly-created vacancy on the Board of Directors.  Mr. Chiddix is a Class I director, and his nomination will be submitted to the Registrant’s stockholders at the 2007 annual meeting of stockholders.

In accordance with the Registrant’s compensation policy for new directors, Mr. Chiddix was granted options to purchase 25,000 shares of the Registrant’s common stock pursuant to the Registrant’s Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “Plan”), at $6.31, the closing price of the Registrant’s common stock on the date of grant.  The options have a 10-year term and vest monthly over 48 months.  Mr. Chiddix also will be granted additional option grants for his service on the Board of Directors as described in the Registrant’s proxy statement relating to the annual meting of stockholders to be held in May 2007.

On March 21, 2007, the Registrant and Mr. Chiddix also entered into a Consulting Agreement pursuant to which Mr. Chiddix will receive $15,000 per month in exchange for providing certain services to the Registrant for on average 40 hours per month.  A copy of the Consulting Agreement is attached hereto as Exhibit 10.2.  Mr. Chiddix also was granted a stock option under the Plan to purchase 250,000 shares of the Registrant’s common stock which vests in equal monthly installments over 48 months.  The exercise price of the stock options is $6.31, the closing price of the Registrant’s common stock on the date of grant.

The stock options granted to Mr. Chiddix may be accelerated upon the occurrence of specified events, including certain financing events, approval of the Registrant’s products in identified cable companies or upon a “Change of Control” (as defined in the Consulting Agreement), as follows.

Financing Event.  If the Registrant is a party to a Financing Event (as defined in the Consulting Agreement), and it is determined that Mr. Chiddix contributed in a material way (as defined in the Consulting Agreement) to the Financing Event, then the following number of Mr. Chiddix’s stock options will vest:  (a) if the closing of the Financing Event occurs on or before March 31, 2007, then 60,000 of the outstanding and unvested stock options will vest immediately; or (b) if the closing of the Financing Event occurs on or before December 31, 2007, then 30,000 of the outstanding and unvested stock options will vest immediately.

Spectrum Overlay.  If the Registrant’s spectrum overlay product is approved by one of two identified cable companies which generates a required level of revenue and if Mr. Chiddix contributed in a material way to the completion of such orders, then (a) 30,000 of Mr. Chiddix’s stock options will immediately vest, and (b) the remaining number of outstanding and unvested stock options held by Mr. Chiddix (other than the number of stock options that may vest monthly through December 31, 2008) would be eligible to immediately vest if the Registrant subsequently receives the required approval and revenue from the second identified cable company.

Change of Control.  If the Registrant enters into a definitive agreement on or before December 31, 2008 which would result in a Change of Control of the Registrant, then the remaining number of outstanding and unvested stock options held by Mr. Chiddix will immediately vest as of the closing of the Change of Control.

A copy of the press release announcing the foregoing management changes is attached hereto as Exhibit 99.1.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2006, the Registrant reported that it had entered into an agreement with CarterBaldwin Executive Search Services (“CarterBaldwin”), whereby CarterBaldwin assists the Registrant in identifying and selecting candidates for certain executive positions at the Registrant.  Margaret Bellville, a director of the Registrant, is a partner at CarterBaldwin.  CarterBaldwin assisted in the placement of Messrs. Davis and Chiddix and, accordingly, CarterBaldwin will be receiving a fee for such services based on a customary percentage of the annual total cash compensation (excluding any equity compensation) for each individual.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Wayne Davis.  See Item 1.01 above for a description of the appointment of Mr. Davis as the Registrant’s Chief Executive Officer and details regarding the material terms of the Davis Employment Agreement.

Mr. Davis succeeds Davidi Gilo, who will continue as the Registrant’s Chairman of the Board of Directors.  The Registrant will amend Mr. Gilo’s current employment agreement to address this change.

James A. Chiddix.  See Item 1.01 above for a description of the nomination of Mr. Chiddix as Vice Chairman and details regarding the material terms of his Consulting Agreement.

Item 9.01.              Exhibits.

Item 9.01(d)

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Wayne Davis, dated March 21, 2007.
10.2	Consulting Agreement with James Chiddix, dated March 21, 2007.
99.1	Press Release of Vyyo Inc. dated March 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: March 26, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement of Wayne Davis, dated March 21, 2007.
10.2	Consulting Agreement of James Chiddix, dated March 21, 2007.
99.1	Press Release of Vyyo Inc. dated March 26, 2007.